UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 26, 2010

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 26, 2010, SolarWinds, Inc. and certain of its subsidiaries (“SolarWinds”) entered into an Asset Purchase Agreement (“Purchase Agreement”) pursuant to which SolarWinds acquired certain of the assets of Tek-Tools, Inc., a Texas corporation (“Tek-Tools”), for a maximum aggregate purchase price of $42.0 million. The consideration paid consisted of: (i) $26.0 million of cash; (ii) 362,138 shares of SolarWinds, Inc. common stock (“Parent Common Stock”) with a value of approximately $8.0 million based on the average closing price of Parent Common Stock as reported on the New York Stock Exchange for the 10-day trading period ending on the third trading day prior to the date of the Purchase Agreement (the “Average Stock Price”); (iii) $2.0 million of cash and 90,535 shares of Parent Common Stock with a value of approximately $2.0 million based on the Average Stock Price, each being held in escrow as security for breaches of representations and warranties, covenants and certain other expressly enumerated matters by Tek-Tools and its stockholders; (iv) $2.0 million of cash being withheld to be paid upon the achievement of sales milestones of the acquired business during calendar year 2010; and (v) $2.0 million of cash being withheld to be paid upon the receipt of certain third-party consents.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It contains representations and warranties of Tek-Tools, the stockholders of Tek-Tools and SolarWinds made to and solely for the benefit of the parties. These representation and warranties are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing and closing of the Purchase Agreement. Furthermore, certain warranties in the Purchase Agreement were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying confidential disclosure schedule.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 26, 2010, SolarWinds consummated the purchase of certain of the assets of Tek-Tools pursuant to the Purchase Agreement, as described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On January 26, 2010, SolarWinds issued an aggregate of 452,673 shares of Parent Common Stock in connection with the acquisition of Tek-Tools pursuant to the Purchase Agreement, as described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

SolarWinds anticipates that the proposed issuance of its common stock under the Purchase Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, based upon representations by each Tek-Tools stockholder in the Purchase Agreement that such stockholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Item 7.01	Regulation FD Disclosure.

On January 27, 2010, SolarWinds issued a press release in which it announced that it had acquired certain of the assets of Tek-Tools. A copy of the press release is attached hereto as Exhibit 99.1.

Neither the information in Section 7.01 of this Current Report on Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of January 26, 2010 by and among SolarWinds, Inc., SolarWinds Worldwide, LLC, SolarWinds Software Europe (Holdings) Limited, SolarWinds Software Europe Limited, Tek-Tools, Inc. and U.S. Bank, N.A. (*)

99.1	Press release issued by SolarWinds, Inc. dated January 27, 2010.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SolarWinds, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date: January 27, 2010	By:	/S/ KEVIN B. THOMPSON
Kevin B. Thompson President, Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of January 26, 2010 by and among SolarWinds, Inc., SolarWinds Worldwide, LLC, SolarWinds Software Europe (Holdings) Limited, SolarWinds Software Europe Limited, Tek-Tools, Inc. and U.S. Bank, N.A. (*)

99.1	Press release issued by SolarWinds, Inc. dated January 27, 2010.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SolarWinds, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.